UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

chatAND, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	27-2761655
(State of Incorporation)	(I.R.S. Employer Identification No.)

321 West 44th St.
New York, NY 10036
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange which
to be so registered	each class is to be registered
NOT APPLICABLE	NOT APPLICABLE

If this form relates to the registration  of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration  of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: NO. 333-176651

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.00001 PER SHARE
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant hereby incorporates by reference the description of Common Stock and Warrants to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-176651), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2011, and as amended from time to time (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

ITEM 2. EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation*
3.2	Bylaws*
10.13	Form of Warrant**

* As filed in the Registrant's Registration Statement on Form S-1 (File No. 333-176651) on September 2, 2011.
** As filed in Pre-Effective Amendment No. 1 on November 22, 2011.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 25, 2012

chatAND, Inc.
(Registrant)

By:	/s/Michael Lebor
Name:	Michael Lebor
Title:	Chief Executive Officer, Secretary and Director